As Filed with the Securities and Exchange Commission on November 16, 2006
Registration Nos. 333-106804

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PACIFIC ENERGY PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its
Charter)
Delaware
(State or Other Jurisdiction of Incorporation or
Organization)
1311
(Primary Standard Industrial Classification Code
Number)
56-0490580
(I.R.S Employer Identification Number)
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Address, Including Zip Code, and Telephone
Number, Including Area Code, of Registrant’s
Principal Executive Offices)
Tim Moore
333 Clay Street, Suite 1600
Houston, Texas 77002
(713) 646-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Alan Beck
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002-6760
713-758-2222

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-106804) of Pacific Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), filed on July 7, 2003, pertaining to the Partnership’s 1,750,000 common units representing limited partner interests in the Partnership issuable pursuant to the Amended and Restated Pacific Energy GP, LP Long-Term Incentive Plan.
     The Partnership hereby removes from registration all securities of the Partnership registered pursuant to this Registration Statement that remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 16, 2006.

PLAINS ALL AMERICAN PIPELINE, L.P.
(as successor by merger to Pacific Energy Partners, L.P.)

By:	Plains AAP, L.P.,
its general partner

By:	Plains All American GP LLC,
its general partner

By:	/s/ TIM MOORE

Tim Moore
Vice President, General Counsel and Secretary